SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 15, 2003

CISCO SYSTEMS, INC.

(Exact name of the Registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706

(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(The Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 15, 2003, Cisco Systems, Inc. (the “Registrant”) appointed Roderick McGeary to its board of directors to replace outgoing board member Arun Sarin. The Registrant also named Besty Rafael, the Registrant’s vice president and corporate controller, to the role of principal accounting officer. Betsy Rafael has also been named an executive officer of the Registrant within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

99.1	Press Release of the Registrant, issued on July 16, 2003, announcing the appointment of new board member and appointment of an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2003

CISCO SYSTEMS, INC.

By:	/s/ DENNIS D. POWELL
Dennis D. Powell, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of the Registrant, issued on July 16, 2003, announcing the appointment of new board member and appointment of an executive officer.